UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2015

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

  On April 10, 2015, GAMCO Investors, Inc.'s announced that its Board of Directors approved the next step in the process that was highlighted in GAMCO’s Form 10-Q filed for the third quarter of 2014.  Specifically, “The Board of Directors has authorized management to explore a potential restructure that will enable the Company to further increase its market focus.  While this may involve a split-up of certain facets of our business, there are numerous regulatory related and other issues that may preclude pursuit of any alternative.  Management does not plan to give periodic updates on the Company’s progress”.  A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

99.1 GAMCO's Press Release, dated April 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kevin Handwerker

Kevin Handwerker
Secretary

Date:April 10, 2015

Exhibit Index

Exhibit No.

99.1 GAMCO's Press Release, dated April 10, 2015